UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 24, 2017

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 4, 2017, Cornerstone OnDemand, Inc. (the “Company”), at the direction of the Board of Directors (the “Board”), approved a restructuring plan to reduce the headcount of the Company’s global service delivery team, as well as the headcount of some of its sales teams, representing a total workforce reduction of approximately 6 percent. The Company expects the service delivery headcount reductions to be completed by March 2018, and the sales headcount reductions to be completed by December 2017. The restructuring is part of the Company’s renewed focus on recurring, or subscription-based, revenue growth and driving cost reductions to accelerate the growth of its operating margins and free cash flow.

The Company estimates it will incur approximately $3.5 million of cash expenditures, substantially all of which will be severance costs, and approximately $1.5 million of non-cash expenditures primarily consisting of stock-based compensation expense, for a total of approximately $5.0 million of expenditures expected to be incurred in connection with the restructuring. The Company expects to recognize most of these pre-tax workforce related restructuring charges in the quarters ended December 31, 2017 and March 31, 2018.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey Lautenbach

On November 24, 2017, the Board appointed Jeffrey Lautenbach as the Company’s President, Global Field Operations, effective as of January 2, 2018 (the “Employment Start Date”).

Mr. Lautenbach, age 49, served as President Worldwide Field Operations of Jive Software, Inc., a provider of business communication and collaboration solutions, from August 2015 to July 2017. From February 2014 to August 2015, Mr. Lautenbach was Chief Revenue Officer at HC1, Inc., a provider of cloud-based healthcare relationship management solutions. From December 2012 to February 2014, Mr. Lautenbach served as President CRM of SAP SE, a software company. From January 2011 to December 2012, Mr. Lautenbach held the position of SVP Enterprise Commercial Sales Americas at salesforce.com, inc., a provider of cloud-based CRM solutions. Prior to salesforce, Mr. Lautenbach served in a variety of roles over 19 years at IBM, most recently managing more than 1,300 employees while serving as Vice President, West IMT for the Software Group. Mr. Lautenbach holds a B.A. in Marketing from Xavier University and an M.B.A. from the University of Illinois.

There are no arrangements or understandings between Mr. Lautenbach and any other persons pursuant to which he was selected as the Company’s President, Global Field Operations. There are also no family relationships between Mr. Lautenbach and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement, dated November 28, 2017 (the “Employment Agreement”), with Mr. Lautenbach.

Term. The Employment Agreement has an initial term of three (3) years commencing on the Employment Start Date. On the third anniversary of the Employment Start Date, the agreement will renew automatically for additional one-year terms, unless either party provides the other with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.

Salary, Bonus and Benefits. Mr. Lautenbach will receive an annual base salary of $400,000 with a target annual performance bonus of 100% of his base salary. For 2018 only, Mr. Lautenbach is eligible to receive an additional bonus of $80,000, paid in four quarterly payments of $20,000.

Equity Awards. Subject to approval of the compensation committee of the Board, Mr. Lautenbach will be granted an award of restricted stock units based on a target value of $2,200,000 (the “RSU Award”), a portion of which may be performance-based. The RSU Award will be scheduled to vest over four (4) years. All vesting is subject to Mr. Lautenbach’s continued employment with the Company on each scheduled vesting date.

Severance Benefits. The Company has entered into its standard form of Change of Control Severance Agreement with Mr. Lautenbach, a copy of which has been filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013 and is incorporated herein by reference.

Indemnification. The Company has entered into its standard form of indemnification agreement with Mr. Lautenbach, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010 and is incorporated herein by reference.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Departure of Kirsten Helvey

On December 4, 2017, Kirsten Helvey informed the Company that she will resign from her position as the Company’s Chief Operating Officer, effective as of March 31, 2018.

Item 7.01	Regulation FD Disclosure.

On December 6, 2017, the Company issued a press release announcing (i) the appointment of Mr. Lautenbach as its President, Global Field Operations, (ii) the departure of Ms. Helvey as its Chief Operating Officer, and (iii) the restructuring of its sales and services organizations. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the size of the restructuring plan and the amount and timing of the related charges, the expected appointment of an officer, and the expected departure of an officer, are forward-looking statements that involve a number of uncertainties and risks. Actual results may differ materially from these statements and from actual future events or results due to a variety of factors, which are described in reports and documents the Company files from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to us on the date hereof. Except to the extent required by applicable law, the Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 6, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

By:	/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer

Date: December 6, 2017